Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Daxor Corporation

350 Fifth Avenue, Suite 4740

New York, NY 10118

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 28, 2020, relating to the financial statements of Daxor Corporation appearing in the entity’s Annual Report on Form N-CSR for the year ended December 31, 2019.

/s/ WithumSmith+Brown, P.C.

New York, NY

September 16, 2020